Exhibit h(8)(2)(a)

                 FIRST AMENDMENT TO EXPENSE LIMITATION AGREEMENT

                              BETWEEN PESF AND PIC



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                 FIRST AMENDMENT TO EXPENSE LIMITATION AGREEMENT
                 -----------------------------------------------

         THIS AMENDMENT dated effective October 20, 2006, amends that certain Expense Limitation Agreement dated effective September 1, 2006 by and between The Phoenix Edge Series Fund, a Massachusetts business trust (the "Registrant"), on behalf of each series of the Registrant listed in Appendix A, as may be amended from time to time (each a "Fund" and collectively, the "Funds"), and the Advisor of each of the Funds, Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Advisor").

                                    RECITALS

         WHEREAS, the Advisor renders advice and services to the Funds pursuant to the terms and provisions of one or more Investment Advisory Agreements entered into between the Registrant and the Advisor (the "Advisory Agreement"); and

         WHEREAS, effective October 20, 2006, Phoenix Investment Counsel, Inc. assumed investment advisory responsibility from Engemann Asset Management for Phoenix-Engemann Growth and Income Series, the name of the series has been changed from Phoenix-Engemann Growth and Income Series to Phoenix Growth and Income Series; and

         WHEREAS, effective October 20, 2006 the names of the series Phoenix-Engemann Strategic Allocation Series changed to Phoenix Strategic Allocation Series; Phoenix-Goodwin Money Market Series changed to Phoenix Money Market Series; Phoenix-Goodwin Multi-Sector Fixed Income Series changed to Phoenix Multi-Sector Fixed Income Series; and Phoenix-Goodwin Multi-Sector Short Term Bond Series changed to Phoenix Multi-Sector Short Term Bond Series; and

         WHEREAS, effective October 27, 2006 Phoenix-Kayne Rising Dividends Series merged into another series of the Fund, Phoenix Growth and Income Series; and

         WHEREAS, effective October 27, 2006 Phoenix-Engemann Small-Cap Growth Series and Phoenix-Kayne Small-Cap Quality Value Series merged into another series of the Fund, Phoenix-Alger Small Cap Growth Series, which is advised by Phoenix Variable Advisors, Inc.; and

         WHEREAS, the Advisor desires to maintain the expenses of each Fund at a level below the level to which each such Fund might otherwise be subject; and

         WHEREAS, the Advisor understands and intends that the Registrant will rely on this Agreement in preparing post-effective amendments to the Registrant's registration statement on Form N-1A and in accruing the expenses of the Registrant for purposes of calculating net asset value and for other purposes, and expressly permits the Registrant to do so.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:


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1.       Schedule A to the Agreement is amended to reflect the following changes: (a) Phoenix-Engemann Growth and Income Series, now known as Phoenix Growth and Income Series; (b) Phoenix-Engemann Strategic Allocation Series, now known as Phoenix Strategic Allocation Series;
         (c) Phoenix-Goodwin Money Market Series, now known as Phoenix Money Market Series; (d) Phoenix-Goodwin Multi-Sector Fixed Income Series, now known as Phoenix Multi-Sector Fixed Income Series; and (e) Phoenix-Goodwin Multi-Sector Short Term Bond Series, now known as Phoenix Multi-Sector Short Term Bond Series.

2. Schedule A to the Agreement is hereby amended to reflect the deletion of Phoenix-Engemann Small-Cap Growth Series, Phoenix-Kayne Small-Cap Quality Value Series and Phoenix-Kayne Rising Dividends Series due to mergers.

3. Except as herein above and herein before modified, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their undersigned duly elected officers as of this __5th___ day of ___December_______, 2006.



                                      THE PHOENIX EDGE SERIES FUND


                                      By:    /s/ Gina Collopy O'Connell
                                         --------------------------------------
                                      Name:  Gina Collopy O'Connell
                                      Title: Senior Vice President



                                      PHOENIX INVESTMENT COUNSEL, INC.



                                      By     /s/ John H. Beers
                                         --------------------------------------
                                      Name:  John H. Beers
                                      Title: Vice President and Clerk


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                                   APPENDIX A
                               (October 20, 2006)

THE PHOENIX EDGE SERIES FUND                                TOTAL FUND OPERATING
                                                                EXPENSE LIMIT

Phoenix-Aberdeen International Series                               0.30%
Phoenix Capital Growth Series                                       0.25%
Phoenix Growth and Income Series (previously known as               0.15%
         Phoenix-Engemann Growth and Income Series)
Phoenix Money Market Series                                         0.25%
Phoenix Multi-Sector Fixed Income Series                            0.25%
Phoenix Multi-Sector Short Term Bond Series                         0.20%
Phoenix Strategic Allocation Series                                 0.25%



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